THE COMPANIES (JERSEY) LAWS 1861 to 1968


                            COMPANY LIMITED BY SHARES


                            MEMORANDUM OF ASSOCIATION


                                       of

                        LONDON PACIFIC GROUP LIMITED (1)

1.       The Name of the Company is "LONDON PACIFIC GROUP LIMITED".

2.       The registered office of the Company will be situate in Jersey.

3.       The objects for which the Company is established are:-

(a)(i) To carry on the business of financiers and financial consultants in all its branches and departments and subsidiaries, including raising money from third parties for investment in warrants, shares, stocks, direct participations, debentures, debenture stock and securities and investments of all kinds created, issued or guaranteed by any company, corporation, body, association or partnership, whether with limited or unlimited liability, constituted or carrying on business in any part of the world, and in particular (but without prejudice to the generality of the foregoing) raising money for investment in the securities (being securities not listed or otherwise dealt in on any stock exchange or over-the-counter market or like market, but which are expected to be so listed or dealt in, or which are expected to be acquired by some third party, within five years of the investment being made) of companies and corporations located in the United States of America or elsewhere requiring development capital, and
-----------------------------------------
[FN]
(1) By Special Resolution dated 9 December 1986 the Company changed its name from Berkeley Technology Limited to "Berkeley Govett & Company Limited"

By Special Resolution dated 30 March 1992 the Company changed its name from Berkeley Govett & Company Limited to "Govett & Company Limited".

By Special Resolution dated 29 December 1995 the Company changed its name from Govett & Company Limited to "London Pacific Group Limited".

          generally to deal in any such securities and to charge and receive fees and commissions in respect of any of the foregoing.

(ii) To act as an investment or holding company and for that purpose to acquire, invest in and hold by way of investment either in the name of the Company or in that of any nominees shares, stocks, direct participations, debentures, debenture stock, bonds, mortgages, obligations, notes, warrants, options and securities and instruments of all kinds created, issued or guaranteed by any company, corporation, body, association or partnership, whether with limited or unlimited liability, constituted or carrying on business in any part of the world, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, and foreign currency and any rights and interests to or in any of the foregoing, and from time to time to sell, exchange, vary or dispose of any of the foregoing and to deposit money (or place money on current account) with such persons, and on such terms as may seem expedient.

(iii) To acquire any such shares, stocks, direct participations, debentures, debenture stock, bonds, mortgages, obligations, warrants, options, securities, foreign currency, rights or interests aforesaid by original subscription, tender, purchase, participation in syndicates, exchange or otherwise or as consideration for services rendered, monies paid, guarantees given, or for any other cause, whether fully paid or not, and to subscribe for the same either conditionally or otherwise, to enter into underwriting and similar contracts with respect thereto and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof, to facilitate and encourage the creation, issue or conversion of, and to give any guarantee in relation to the repayment of, or the payment of any
          interest  or  dividends  on,  debentures,   debenture  stock,   bonds,
          obligations, shares, stocks, and other securities and to act as trustee in connection with any such securities, and to take part in the conversion of business concerns and undertakings into public or private companies.

(iv) To co-ordinate the administration, policies, management, supervision, control, research, planning, business manufacture and any and all other activities of any and every kind or nature of any company or companies or group of companies now or hereafter formed or incorporated or acquired in any part of the world which may be or may become related or associated in any way with the Company or with any company related or associated therewith, including any subsidiary or subsidiaries of the Company or of any such associated or related company or companies.

(v) To carry on business as capitalists, financiers, concessionaires, brokers and merchants and to undertake and carry on and execute all kinds of financial, commercial and trading operations.

(vi)      To  provide  or  procure  management,   including  the  management  of
          investments and other property, administrative, sales and technical assistance, service and advice on a contract, loan, secondment, employment or other basis and to provide consultants, staff and employees who will give investment, management, administrative, sales, marketing and technical assistance, service and advice to any person or company anywhere in the world on any matter or any type of business whatsoever and to act as managers, registrars, administrators, secretaries, auditors, accountants of bodies corporate or unincorporate in any part of the world, for the Company's account or for third parties and to charge and receive fees and commissions in respect of any of the foregoing.

(vii) To contract for public or private loans and to negotiate, underwrite and issue the same; and, with reference to commodities, commodity futures, or foreign exchange contracts, to enter into conditional or forward contracts for the acquisition or disposal of any such assets.

(viii) To procure the Company to be registered or recognised on any stock exchange or in any country or place abroad.

(b) To acquire (either in furtherance of the business of the Company or by way of investment or otherwise) by purchase, lease, exchange, hire or otherwise lands and real or personal property of any kind or of any tenure or any interest in the same; to erect and construct houses, buildings or works of every description on any land of the Company, or upon any other lands or property, and to pull down, rebuild, enlarge, alter and improve existing houses, buildings or works thereon and generally to manage, deal with and improve the property of the Company; and to sell, lease, let, mortgage or otherwise dispose of the lands, houses, buildings, and other property of the Company.

(c) To apply for, register, purchase or by other means acquire any patents, patent rights, brevets d'invention, licences, trade marks, designs, concessions and inventions and to use and turn to account the same or to develop, sell or assign the same or grant licences or privileges in respect thereof or otherwise turn the same to the advantage of the Company.

(d) To give credit to advance or lend money to or with such persons and on such terms as may seem expedient.

(e) To receive moneys on deposit or loan and to borrow or raise money in any currency and secure or discharge any debt or obligation of or binding on the Company in any manner and in particular by the issue of debentures and to secure the repayment of any money borrowed, raised or owing by mortgage, charge or lien against the whole or any part of the Company's undertaking property or assets (whether present or future) including uncalled capital and also by a similar mortgage charge or lien to secure or guarantee the performance of any obligation or liability undertaken by the Company or any person or company.

(f) To guarantee the payment of money by or the observance and performance of any contracts, liabilities, obligations or engagements of any company, firm or person and to grant guarantees and indemnities of every description, and to undertake obligations of every description.

(g) To invest and deal with the monies of the Company not immediately required for any other object of the Company in such shares or upon such securities and in such manner as from time to time may be determined.

(h) To enter into any Arrangements with any government or authority, supreme, municipal, local or otherwise and to obtain from any such government or authority any rights, concessions and privileges that may seem conducive to the objects of the Company or any of them.

(i) To employ any person, firm, company or other body to investigate and examine into the conditions, prospects, values, character and circumstances of any business concern or undertaking and generally of any assets, concessions, properties, or rights.

(j) To take out, acquire, surrender, and assign policies of assurance with any insurance company or companies it may think fit payable at fixed or uncertain dates or upon the happening of any contingency whatsoever and to pay the premiums thereon.

(k) To amalgamate or enter into partnership or into any arrangement for sharing profits, union of interests, joint venture, reciprocal concessions or co-operation with any person or company carrying on, engaged in or about to engage in any activity which the Company is authorised to engage in, or any transaction capable of being conducted so as directly or indirectly to benefit the Company, and to take or otherwise acquire and hold, sell, re-issue, or otherwise deal with shares or stock in or securities or obligations of, and to subsidise or otherwise assist any such securities or obligations or any dividends upon any such shares or stock.

(l) To pay or remunerate by cash payment or otherwise any person, firm or company for rendering services to the Company in the promotion of the Company or the placing and issue of shares, debentures, debenture stock or other securities of the Company or otherwise howsoever.

(m) To support and subscribe to any charitable or public object, and any institution, society or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business, to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are to have been employed by, or who are serving or have served the Company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance and to set up, establish, support, and maintain superannuation and other funds or schemes

          (whether contributory or non-contributory) for the benefit of any such persons and of their wives, widows, children, and other relatives and dependants.

(n) To draw, make, accept, endorse, discount, issue and execute bills, warrants, notes or other negotiable or transferable instruments.

(o) To engage in any other activity which may seem to the Company to be capable of being conveniently undertaken in connection with any other activity of the Company herein authorised, or may seem to the Company calculated directly or indirectly to benefit the Company or to enhance the value of or render profitable any of the Company's properties or rights.

(p) To acquire all or any part of the property, and to undertake any liabilities of any person, firm, association or company possessed of property suitable for any purposes of the Company, and as the consideration for the same to pay cash or to issue any fully or partly paid up shares, debentures, or obligations of the Company.

(q) To subscribe for, take, purchase or otherwise acquire either for cash, shares or debentures in the Company or any other consideration any shares, stocks, debenture stocks, bonds or securities in any other company or business which, in the opinion of the Company, may be carried on so as directly or indirectly to benefit the Company.

(r) To acquire and undertake the whole or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on or proposing to carry on any business which the Company is authorised to carry on or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

(s) To distribute among the members of the Company in specie any assets of the Company or any proceeds of sale or disposal of any assets of the Company and in particular to repay any surplus or premiums on any shares of the Company but so that (except on a winding-up or as authorised by the court) no distribution amounting to a reduction of the nominal paid up capital of the Company be made.

(t) To assist in the promotion of or promote any company or companies for the purpose of its or their acquiring all or any of the property, rights and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to pay all the expenses incidental to such promotion.

(u) To promote by way of advertising the Company's products and services in any manner and to reward customers or potential customers and to promote or take part in any scheme likely to benefit the Company.

(v) To pay out of the funds of the Company all costs, charges and expenses which the Company may lawfully pay incidental to the promotion, formation, establishment, registration, and advertising of or raising money for the Company and the issue of its capital, including brokerage and commissions for obtaining applications for or taking, placing or underwriting shares or debentures and for obtaining or maintaining at any time a listing or quotation on any Stock Exchange for any shares of the Company and to give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its activities.

(w) To apply for, promote and obtain any order or sanction of any authority, national, local, municipal or otherwise, for enabling the Company to carry any of its objects into effect or for effecting any modification of the Company's Constitution or any extension of its powers or for any purpose which may seem expedient and to oppose any proceedings or application the direct or indirect effect of which may be to prejudice the Company or its objects.

(x) To carry out all or any of the objects aforesaid in any part of the world, and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, attorneys or otherwise, and either along or in conjunction with others.

(y) To do all such other things as the Company may deem incidental or conducive to the attainment of any of the aforesaid objects of the Company and to engage in any other activity of any nature whatsoever which may seem to the Directors to be capable of being conveniently undertaken in connection or conjunction with any activity of the Company hereinbefore authorised or to be expedient with a view to rendering profitable or more profitable any of the Company's assets or utilising its expertise.

         The objects specified in each of the paragraphs of this Memorandum shall be regarded as independent objects, and accordingly shall not be limited or restricted (except where otherwise expressed in such paragraph) by the objects indicated in any other paragraph or by reference to the name of the Company.

         And it is hereby declared that the word "company" (except where used in reference to this Company) in this Clause shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated.

4. (i) The authorised share capital of the Company is (2)Four million three hundred and twenty thousand United States Dollars (US$4,320,000) divided into Eighty-six million four hundred thousand (86,400,000) Ordinary Shares of Five United States Cents (US(cent)5) each with power by Special Resolution to divide the shares of such original capital in several classes and to attach thereto respectively any preferred, qualified, special or deferred rights, voting rights, privileges or conditions.

     (ii) The Company has power from time to time to increase its capital and to issue any shares in such increased capital as ordinary, deferred, preferred or guaranteed shares and to attach to such shares special rights of management and control of the business of the Company or of representation on the Board of Directors and either before issue or at any time after issue to attach to such shares any preference or other rights, privileges, or conditions or any qualified or modified rights, and to subject such shares to any restrictions or limitations that may be determined by the Company or under The Companies (Jersey) Laws 1861-1968, or any other Acts or Laws prevailing at the time of the said issue.

-----------------------------------------
[FN]
(2) By Special Resolution dated 4 April 1986 the Share Capital of the Company was increased from US$3,000,000 to US$3,600,000 with the creation of an additional 12,000,000 Ordinary Shares of US 5c cents each.

By Special Resolution dated 2 September 1986 the Share Capital of the Company was increased from US3,600,000 to US$4,320,000 with the creation of an additional 14,400,000 Ordinary Shares of US 5c cents each.

5. The amount payable on the issue of any shares in the capital of the Company shall be payable in full on allotment unless the Company by Ordinary Resolution in general meeting or the Directors of the Company (subject always to any prior Ordinary Resolution of a general meeting) shall have decided to accept payment by instalments or calls, whereupon payment shall be made in accordance with such resolutions, and in accordance with the provisions of the Articles of Association. Any Shares in the Company may be allotted and issued in payment or part payment for any property or rights acquired by the Company or for services rendered to the Company by any person or company in or about the conduct of the business of the Company and for shares so allotted and issued no money payment shall be made or required save in so far as by the terms and provisions under which any of such shares may respectively be allotted and issued a money payment therefor may be required.

6. The non-payment of a call on the day appointed for payment thereof shall render the shares in respect of which the call was made liable to be forfeited.

7. The Company shall exist until dissolved by Special Resolution or otherwise according to the Law.

8. The liability of each shareholder is limited to the amount for the time being unpaid on each share held by him.

9.        The  Corporate  Signature  of  the  Company  is "London  Pacific Group
          Limited".

                        INDEX TO ARTICLES OF ASSOCIATION

Interpretation...........................................................  1
Business.................................................................  5
Office...................................................................  5
Capital..................................................................  6
Certificated Shares......................................................  8
Uncertificated Shares....................................................  8
Lien ....................................................................  11
Calls on Shares..........................................................  12
Transfer of Certificated Shares..........................................  14
Transfer of Uncertificated Shares........................................  16
Other Provisions Relating to Transfers...................................  17
Transmission of Shares...................................................  17
Forfeiture of Shares.....................................................  18
Alteration of Capital....................................................  21
General Meeting..........................................................  22
Notice of General Meetings...............................................  23
Proceedings at General Meetings..........................................  24
Votes of Members.........................................................  26
Directors................................................................  29
Powers of Directors......................................................  35
Managing Director and Other Appointments.................................  39
Rotation, Appointment and Removal of Directors...........................  41
Proceedings of Directors.................................................  43
Secretary................................................................  45
Company Seals............................................................  46
Record Dates.............................................................  47
Dividends................................................................  47
Reserves.................................................................  50
Capitalisation of Reserves...............................................  50
Accounts.................................................................  51
Audit....................................................................  52
Authentication of Documents..............................................  52
Notices..................................................................  53
Winding Up...............................................................  54
Compromises and Arrangements.............................................  55
Indemnity................................................................  55
Representatives for Real and Personal Estate.............................  56

                         THE COMPANIES (JERSEY) LAW 1991


                            COMPANY LIMITED BY SHARES


                         NEW ARTICLES OF ASSOCIATION (3)

                                       of

                          LONDON PACIFIC GROUP LIMITED


                                 INTERPRETATION

1. (a) In these Articles, if not inconsistent with the subject matter or context, the words standing in the first column of the table next hereinafter contained shall bear the meaning set opposite to them respectively in the second column thereof:-

                  Accounting            Date 31  December  in each  year or such
                                        other date as the Board may from time to time decide.

                  Articles              These  Articles of  Association  as from
                                        time  to   time   altered   by   Special
                                        Resolution.

                  Approved Operator     An   "approved   operator" as defined in
                                        the Order;

                  Audited Balance Sheet The last audited  balance  sheet  of the
                                        Company  unless  as at the  date of such
                                        balance sheet there shall have been made
                                        up and  audited a  consolidated  balance
                                        sheet   of   the    Company    and   its
                                        subsidiaries and in the latter event the
                                        "audited   balance   sheet"   means  the
                                        audited consolidated balance sheet of the Company and such subsidiaries and references to reserves and profit and loss account shall be deemed to be references to consolidated reserves

------------------------------------------
[FN]
(3) New Articles of Association adopted by Special Resolutions dated 7 April 1993 and 18 April, 2000.

                                        and consolidated profit and loss account
                                        respectively and there shall be excluded
                                        any  amounts   attributable  to  outside
                                        interests in subsidiaries.

                    Auditor The auditors for the time being of the Company.

                    Board               A   Meeting   of  the   Directors   duly
                                        constituted or all of the Directors for the time being as the context permits.

                    Certified Share     A  share   which  is   recorded  in  the
                                        Register of Members as being held in certificated form.

                    Company             The   Company   established   under  the
                                        Memorandum of Association to which the Articles refer.

                    Debenture and       Includes  debenture  stock  and
                    debenture holder    debenture stockholder.

                    Directors           The  directors  of the  Company  for the
                                        time being.

                    General Meeting     An   Annual   General   Meeting   or  an
                                        Extraordinary General Meeting.

                    Group The Company and its Subsidiaries for the time being.

                    Law                 The Companies (Jersey) Law, 1991.

                    Maximum Rate of     The rate being 3% above the base rate of
                    Interest            National  Westminster  Bank PLC  current
                                        for the time being in the United Kingdom or in the event of there ceasing to be such a base rate such other rate fixed from time to time by the said Bank as being the rate of interest to which all lending of the said Bank is linked.

                    Member Subject to the Order, a person who is registered in the Register as the holder of a share or shares.

                    Month               Calendar month.

                    Office The Registered Office for the time being of the Company.

                    Order               The      Companies       (Uncertificated
                                        Securities) (Jersey) Order, 1999.

                    Ordinary Resolution A Resolution of a General Meeting passed by an absolute majority of the votes recorded and in respect of which notice has been given in accordance with the Law and the Order.

                    Paid up             Paid up and/or credited as paid up.

                    Register The Register of Members as required to be kept by Article 41 of the Law and in the manner required by Article 18 of the Order.

                    Seal                The Common Seal of the Company.

                    Secretary           Any person appointed by the Directors to
                                        perform   any  of  the   duties  of  the
                                        Secretary  of  the  Company,   including
                                        joint Secretaries and a temporary or assistant Secretary.

                    Share and           Includes stock and stockholder.
                    shareholder

                    Special Resolution  A  Special   Resolution   as defined  in
                                        Article  90 of the Law,  in  respect  of
                                        which   notice   has   been   given   in
                                        accordance with the Law and  the Order.

                    Subsidiary or       Shall  have  that  meaning  set  out  in
                    Subsidiaries        Article 2 of the Law.

                    Uncertified Share   A  share   or  class  of  shares  or  a
                                        renounceable  right  of  allotment  of a
                                        shares,  title to which is  permitted to
                                        be    transferred   by   means   of   an
                                        Uncertificated System in accordance with the Order.

                    Uncertificated      The CREST system or any other applicable
                    System              system which is operated  by an approved
                                        operator.

                    United Kingdom      Great Britain and Northern Ireland.

                    Writing Written or printed or typewritten or lithographed or photographed or any other mode or modes of presenting or reproducing words in a visible form.

                    Year The year from 1 January to 31 December inclusive.

(b) In these Articles, unless there be something in the subject matter or context inconsistent with such construction:-

  (i) Words importing the singular number shall include the plural number and vice versa.

  (ii) Words importing the masculine gender only shall include the feminine gender.

  (iii) Words importing persons only shall include companies or associations or bodies of persons, whether corporate or not.

  (iv) The word "may" shall be construed as permissive and the word "shall" shall be construed as imperative.

(c)       References  to:-

  (i) any Article or provision of the Law, if not inconsistent with the subject or context, include any corresponding or substituted Article or provision of any amending, consolidating or replacement legislation;

  (ii)    an Article, by number are to the particular Article of these Articles;

  (iii) a dollar or dollars (or $) and to a cent (or(cent)) are references to the currency of the United States of America;

  (iv) a pound or pounds (or(pound)) and to a penny or pence (or p) are references to the currency of the United Kingdom.

(d) Subject as aforesaid, any word or expression defined in the Law or the Interpretation (Jersey) Law 1954 shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

(e) A reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular share or class of shares or renounceable right of allotment of a share is a Participating Security.

2. The headings are inserted for convenience only and shall not affect the construction of these Articles.

                                    BUSINESS

3. Any branch or kind of business which by the Memorandum of Association of the Company or the Articles is either expressly or by implication authorised to be undertaken by the Company may be undertaken by the Board at such time or times as they shall think fit and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with such branch or kind of business.

                                     OFFICE

4. (a) The Office shall be at such address in Jersey as the Board shall from time to time determine.

     (b) The Company in addition to its office, may establish and maintain such other offices and places of business and agencies in Jersey or elsewhere (other than the United Kingdom) as the Board may from time to time determine.

                                     CAPITAL

5. The share capital of the Company is four million three hundred and twenty thousand United States Dollars ($4,320,000) divided into eighty-six million four hundred thousand (86,400,000) Ordinary Shares of five United States Cents (US 5 cents) each.

6. Subject always to Article 30 of the Order and otherwise to any direction to the contrary that may be given by the Company in General Meeting the unissued shares shall be at the disposal of the Board which may allot, grant options over or otherwise dispose of them to such persons, at such times and generally on such terms and conditions as they think proper.

7. (a) Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares and subject to the provisions of the Law and of these Articles any shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Special Resolution direct.

     (b)  The Company may subject to the  provisions  of Article 55 of the Law:-

          (i) issue preference shares which are liable, or at the option of the Company are to be liable to be redeemed;

          (ii) convert the whole or any particular class of its preference shares into redeemable preference shares;

     (c) Subject to the provisions of the Law, the Company may purchase, or may enter into a contract under which it will or may purchase any of its own shares of any class (including any redeemable shares).

8. (a) Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated, either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of the class by a majority of two-thirds of the votes cast at such a meeting, but not otherwise. To every such separate meeting all of the provisions of these Articles relating to General Meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply except that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those members who are present shall be a quorum) and that every member of the class shall on a poll have one vote for each share of the class held by him.

     (b) The special rights conferred upon the holders of any shares or class of shares issued with preferred, deferred or other special rights shall not (unless otherwise expressly provided by the conditions of issue of such shares) be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

9. (a) If two or more persons are registered as joint holders of any share any one of such persons may give effectual receipts for any dividends or other monies payable in respect of such share, but such powers shall not apply to the legal personal representatives of a deceased member.

     (b) The Company shall not be bound to register more than four persons as joint holders of any share.

10. Except as otherwise expressly provided by these Articles or as required by law or as ordered by a Court of competent jurisdiction, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

11. The Board shall keep a Register in the manner required by Article 41 of the Law and Article 18 of the Order and in January in each year shall cause to be prepared a memorandum containing the particulars required by Article 71 of the Law and deliver a copy thereof to the Registrar of Companies in Jersey.

12. The Board may, conformably with the Memorandum of Association, at any time issue any shares wholly or in part paid up as a consideration for any property transferred to the Company or any services done for or any benefits accruing to the Company.

13. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Law. Any such commission or brokerage may be satisfied in fully paid shares of the Company.

                               CERTIFICATED SHARES

14.       In relation to Certificated Shares:-

     (a) Every Member shall be entitled without payment to receive one certificate for all the shares of each class registered in his name.

     (b) Every certificate shall (unless the conditions of issue provide for a longer interval) be issued within two months after allotment or the lodgement with the Company of the transfer of the shares, and shall be under the Seal and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon.

     (c) In the case of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

     (d) No certificate shall be issued representing shares of more than one class.

     (e) If and so long as all the issued shares in the capital of the company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

                              UNCERTIFICATED SHARES

14A. (a) The Board may, in accordance with the Law and the Order, resolve that a class of shares is to become, or is to cease to be, an Uncertificated Share. The remaining provisions of this Article 14(A) shall only apply after such a resolution of the Board has been made.

     (b) Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence of such shares being held in certificated or uncertificated form or of any provision in these Articles or the Order applying only to certificated shares or to uncertificated shares.

     (c) Any share of a class which is an Uncertificated Share may be changed from an uncertificated share to a certificated share and from a certificated share to an uncertificated share in accordance with the Order.

     (d) These Articles apply to uncertificated shares of a class which is an Uncertificated Share only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Order.

     (e) The Board may lay down regulations not included in these Articles which (in addition to or in substitution for any provisions in these Articles):

          (i)       apply to the issue,  holding or transfer  of  Uncertificated
                    Shares;

          (ii) set out (where appropriate) the procedures for conversion and/or redemption of Uncertificated Shares; and/or

          (iii) the Board considers necessary or appropriate to ensure that these Articles are consistent with the Order and/or the Approved Operator's rules and practices.

          Such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion and redemption of shares or which are not consistent with the Order, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, paragraph (d) of this Article will (for the avoidance of doubt) continue to apply to these Articles, when read in conjunction with those regulations.

     (f) Any instruction given by means of an Uncertificated System shall be a dematerialised instruction given in accordance with the Order, the facilities and requirements of the Uncertificated System and the Approved Operator's rules and practices.

     (g) For any purpose under these Articles, the Company may treat a member's holding of Uncertificated Shares and of Certificated Shares of the same class as if they were separate holdings, unless the Board otherwise decides.

     (h) Where the Company is entitled under the Law, the Order, the Approved Operator's rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or sell or otherwise procure the sale of any shares of a class which is an Uncertificated Share which are held in uncertificated form, the Board may take such steps (subject to the Order and to such rules and practices) as may be required or appropriate, by instruction by means of the Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

          (i) requesting or requiring the deletion of any computer-based entries in the Uncertificated System relating to the holding of such shares in uncertificated form;

          (ii) altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

          (iii) requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

          (iv) otherwise rectify or change the Register of Members in respect of any such shares in such manner as the Board considers appropriate (including, without limitation, by entering the name of a transferee into the Register of Members as the next holder of such shares); and/or

          (v) appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from uncertificated form to certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder).

15. (a) Where a Member has transferred part only of his holding of shares comprised in a certificate he shall be entitled without payment to a balance certificate for the shares of that class retained by him.

     (b) If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity as the Board thinks fit. In case of loss or destruction, the Member to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

     (c) Any two or more certificates representing shares of any one class held by any Member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.

     (d) If any Member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request.

     (e) In the case of shares held jointly by several persons any such request mentioned in this Article may be made by any one of the joint holders.

                                      LIEN

16. The Company shall have a first and paramount lien and charge on all the shares (not being fully paid shares) registered in the name of a Member (whether solely or jointly with others) for his debts, liabilities and engagements, either alone or jointly with any other person, whether a Member or not, to or with the Company, whether the period for the payment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such shares, Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company's lien (if any) on such shares.

17. For the purpose of enforcing such lien the Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of the sum presently payable and giving notice of intention to sell in default shall have been served on the registered holder for the time being of the share of the person entitled by transmission to the shares. For the purpose of giving effect to any such sale the Directors may authorise some person to transfer to the purchaser thereof the shares so sold.

18. The net proceeds of such sale, after payment of the costs of such sale, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                                 CALLS ON SHARES

19. Subject to the terms of these Articles and to the terms of the allotment of the shares the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the amount of the shares or by way of premium) as it may think fit provided that (except as otherwise fixed by the conditions of application or allotment) no call on any share shall be payable at less than fourteen days from the date fixed for the payment of the last preceding call and each Member shall, subject to being given at least fourteen days' notice specifying the time or times and place of payment, at the time or times and place so specified be liable to pay the amount called on his share. A call may be made payable by instalments. A call may be revoked or postponed as the Directors may determine.

20. A call shall be deemed to have been made at the time when the Resolution of the Board authorising the call was passed.

21. The joint holders of a share shall be jointly and severally liable to pay all calls and other moneys due in respect thereof.

22. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate per annum not exceeding the Maximum Rate of Interest as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part. No member shall be entitled to receive any dividend or to be present and vote at any General Meeting either personally or (save as proxy for another Member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a Member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

23. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24. The Board may from time to time make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and time of payment of such calls.

25. The Board may, if it thinks fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him beyond the sums actually called up thereon as a payment in advance of calls and such payment in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is advanced and upon the money so received, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which it has been received, the Company may (until the same would, but for such advances, become presently payable) pay interest at such rate as the Member paying such sum and the Board agree upon. Provided that any amount paid up in advance of calls shall not entitle the holder of the shares upon which such amount is paid to participate in respect thereof in any dividend until the same would but for such advance become presently payable.

                        TRANSFER OF CERTIFICATED SHARES

26. Subject to such of the restrictions contained in these Articles as may be applicable, any Member may transfer all or any of his Certificated Shares by instrument in writing in any usual or common form in use in the Island of Jersey, or in the United Kingdom or in any other form approved by the Board. Transfers need not be under seal.

27. The instrument of transfer of a Certificated Share shall be executed by or on behalf of the transferor and (in the case of partly paid Certificated Shares) by the transferee also.

28.       The   transferor   shall  be  deemed  to  remain  the  holder  of  the
          Certificated Share until the name of the transferee is entered in the Register in respect thereof.

29. The Board may in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any Certificated Shares in the Company (not being fully paid shares) to a person of whom it does not approve and it may also refuse to register any transfer of any Certificated Share to more than four joint holders of any transfer of any Certificated Share (not being a fully paid up Certificate Share) on which the Company has a lien.

30.       The   Directors   may  also  decline  to  recognise  any  transfer  of
          Certificated  Shares  unless:-

          (a) the instrument of transfer is deposited at the Office or such other place as the Directors may reasonably require accompanied by the certificate of the Certificated Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer; and

          (b) the instrument of transfer is in respect of only one class of Certificated Share.

31. If the Board declines to register a transfer of any Certificated Shares it shall within one month after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

32. (a) Subject to paragraph (b) below, all instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

     (b) Subject as hereinbefore provided, the Company shall be entitled to destroy:-

          (i) at any time after the expiration of ten years from the date of registration thereof or on which an entry in respect thereof shall have been made (as the case may be), all instruments of transfer of Certificated Shares or debentures or other forms of security of the Company which shall have been registered and all letters of request, renounced allotment letters and renounceable share certificates, forms of acceptance and transfer and applications for allotment in respect of which an entry in the Register shall have been made;

          (ii) at any time after the expiration of two years from the date of cancellation thereof, all registered certificates for Certificated Shares or debentures or representing any other form of security of the Company (being certificates for Certificated Shares, debentures or other securities in the name of a transferor and in respect whereof the Company has registered a transfer) and all mandates and other written directions as to the payment of dividends or interest (being mandates or directions which have been cancelled); and

          (iii) at any time after the expiration of two years from the day of the recording thereof, all notifications of change of name or address and it shall conclusively be presumed in favour of the Company that:-

          (1) every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

          (2) every certificate for Certificated Shares or debentures or representing any other form of security so destroyed was a valid certificate duly and properly cancelled; and

          (3) every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company

          Provided that:-

          (A) the provisions aforesaid shall apply only to the destruction of documents in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

          (B) nothing herein contained shall be construed as imposing on the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of Proviso (A) above are not fulfilled;

          (C) references herein to the destruction of any documents include references to the disposal thereof in any manner; and

          (D) any document referred to in paragraph (b)(ii) and (iii) of this Article may be destroyed at a date earlier than that authorised by this Article providing that a permanent copy of such document shall have been made which shall not be destroyed before the expiration of the period applicable to the destruction of the original of such document and in respect of which the Board shall take adequate precautions for guarding against falsification and for facilitating its production.

                        TRANSFER OF UNCERTIFICATED SHARES

32A. (a) Subject to these Articles and the Law, a Member may transfer all or any of his Uncertificated Shares without a written instrument and in accordance with the Order

     (b) The Board shall register a transfer of title to any Uncertificated Share or the renunciation or transfer of any renouncable right of allotment of a share which is an Uncertificated Share held in accordance with the Order, except that the Board may refuse (subject to any relevant requirements of the London Stock Exchange) to register any such transfer or renunciation in favour of more than four persons jointly or in any other circumstance permitted by Article 23 of the Order.

     (c) If the Board declines to register a transfer of an Uncertificated Share pursuant to Article 32A(b) the Company shall within one month of being required to do so send to the transferee notice of the refusal and, if required to register a transfer of title to Uncertificated Shares by an Approved Operator's instruction, notify the Approved Operator of its refusal to do so.

                     OTHER PROVISIONS RELATING TO TRANSFERS

33. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

34. No fee shall be charged for registration of a transfer or in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares.

                             TRANSMISSION OF SHARES

35. In the case of the death of a Member the survivor or survivors where the deceased was a joint holder and the executor or administrators of the deceased where he was a sole or only surviving holder shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Article shall release the estate of a deceased holder whether sole or joint from any liability in respect of any share solely or jointly held by him.

36. Any guardian of an infant Member and any curator or other legal representative of a Member under legal disability and any person entitled to a share in consequence of the death or bankruptcy of a Member shall, upon producing such evidence of his title as the Board may require, have the right either to be registered himself as the holder of the share or to make such transfer thereof as the deceased or bankrupt Member could have made but the Board shall in either case have the same right to refuse or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt Member before his death or bankruptcy.

37. A person so becoming entitled to a share in consequence of the death or bankruptcy of a Member shall have the right to receive and may give a discharge for all dividends and other moneys payable or other advantages due on or in respect of the share, but he shall not be entitled to receive notice of or to attend or vote at meetings of the Company, or, save as aforesaid, to any of the rights or privileges of a Member unless and until he shall be registered as a Member in respect of the share. Provided always that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Board may thereafter withhold all dividends or other monies payable or other advantages due in respect of the share until the requirements of the notice have been complied with.

37A (a) If the person so becoming entitled shall elect to be registered himself, shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     (b)  If he shall elect to have another person registered, he shall:

          (i) in the case of a certificated share, execute an instrument of transfer of such share to such person; and

          (ii)      in the case of an uncertificated share, either:

                    (aa) procure that all appropriate instructions are given by means of the Order to effect the transfer of such share to such person; or

                    (bb) change the uncertificated share to certificated form and then execute an instrument of transfer of such share to such person.

                              FORFEITURE OF SHARES

38. If a Member fails to pay the whole or any part of any call or instalment of a call on the day appointed for payment thereof the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him or on the person entitled to the share by transmission requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest calculated at such rate per annum not exceeding the Maximum Rate of Interest as the Board shall determine and any costs, charges and expenses incurred by the Company by reason of such non-payment.

39. The notice shall name a further day (not earlier than fourteen days from the date of service thereof) on or before which such call or instalment or part thereof and all interest, costs, charges and expenses accrued by reason of such non-payment are to be paid and shall name the place where the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made will be liable to be forfeited.

40. (a) If the requirements of any such notice as aforesaid are not complied with any share in respect of which such notice has been given may at any time thereafter, before payment of all calls, instalments, interest, costs, charges and expenses due in respect thereof has been made, be forfeited by a Resolution of the Board to that effect and such forfeiture shall include all dividends which shall have been declared on the forfeited shares and not actually paid before the forfeiture.

     (b) When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by transmission, as the case may be, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share; but the provisions of this paragraph are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

     (c) Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as it shall see fit.

     (d) The Board may accept a surrender of any share liable to be forfeited hereunder.

41. A forfeited or surrendered share shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit and whether with or without all or any part of the amount previously paid up on the share or credited as so paid up and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board thinks fit. The Board may, if necessary, authorise some person to transfer a forfeited share to any other person as aforesaid.

42. A person whose shares have been forfeited or surrendered shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding the forfeiture or surrender, remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of the shares with interest thereon at such rate not exceeding the Maximum Rate of Interest from the date of forfeiture until payment as the Board may determine and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture.

43. A declaration made under oath before a Notary Public that the declarant is a Director or Secretary of the Company and that a share has been duly forfeited or surrendered in pursuance of these Articles, and stating the date on which it was forfeited or surrendered, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture or surrender thereof, be conclusive evidence of the fact therein stated and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and a certificate for the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share. Subject to the execution of any necessary transfer such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or surrender, sale, re-allotment or disposal of the share.

44. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                              ALTERATION OF CAPITAL

45. The Company may from time to time by Special Resolution increase its capital by such sum, to be divided into shares of such amounts each carrying such special rights (if any) or being subject to such restrictions (if any) as are referred to in Article 7, as the Resolution shall prescribe. Subject to any directions made by the Company when resolving on the increase in capital, any new shares shall be at the disposal of the Board.

46. The Company may subject to the provisions of the Law from time to time by Special Resolution:-

          (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares. On any consolidation of fully paid shares into shares of larger amounts, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share and in the case of any shares registered in the name of one holder or joint holders being consolidated which shares registered in the name of another holder or joint holders may make such arrangements as may be thought fit for the sale of the consolidated share or any fractions thereof and for such purpose may appoint some person to transfer the consolidated share to the purchaser and arrange either for the distribution among the persons entitled thereto of the net proceeds of such sale after deduction of the expenses of sale or for the payment of such net proceeds to the Company. Provided that the necessary unissued shares are available the Board may alternatively in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share issue to each such holder credited as fully paid up by way of capitalisation the minimum number of shares required to round up his holding to such a multiple (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such shares shall be appropriated at its discretion from any of the sums standing to the credit of the company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of Profit and Loss Account and capitalised by applying the same in paying up such shares;

          (b) sub-divide its existing shares, or any of them into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of the Law, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with, the others as the Company has power to attach to unissued or new shares;

          (c) cancel any shares which, at the date of passing of the Special Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

47. The Company may by Special Resolution reduce its share capital and any capital redemption reserve or any share premium account in any manner and with and subject to any incident authorised and consent required by law.

48.       All new shares shall be subject to the provisions of the Articles with
          reference  to  payment  of  calls,   lien,   transfer,   transmission,
          forfeiture and otherwise.

                                 GENERAL MEETING

49. The Company shall in each year hold a General Meeting at its Annual General Meeting in addition to any other meeting in that year. Not more than eighteen months shall elapse between the date of one Annual General Meeting and that of the next. All Annual General Meetings shall be held in the Island of Jersey at such time and at such place as the Board may direct.

50. All General Meetings, other than Annual General Meetings, shall be called Extraordinary General Meetings.

51. The Board may call an Extraordinary General Meeting whenever it thinks fit and an Extraordinary General Meeting shall be convened on such requisition, or, in default, may be convened by such requisitionists, and in such manner as provided by the Law.

                           NOTICE OF GENERAL MEETINGS

52. An Annual General Meeting or a General Meeting called for the passing of a Special Resolution shall be called by at least 21 clear days' notice. All other meetings shall be called by at least 14 clear days' notice. Notice shall be given in the manner hereinafter mentioned to the Auditor and to such persons as are under the provisions of these Articles or the conditions of issue of the shares held by them entitled to receive such notices from the Company.

53. A General Meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called with regard to the length of notice if it is so agreed:-

          (a) in the case of a meeting called as the Annual General Meeting by all the Members entitled to attend and vote thereat; and

          (b) in the case of any other meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

54. In every notice calling a meeting of the Company or of any class of Members of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and (on a poll) vote instead of him and that a proxy need not also be a member.

55. It shall be the duty of the Company, on the requisition in writing of any number of Members representing not less than one-tenth of the total voting rights of all the Members having at the date of the requisition a right to vote at the meeting to which the requisition relates and (unless the Company otherwise resolves) at the expense of the requisitionists, to give to Members entitled to receive notice of the next Annual General Meeting notice of any Resolution which may properly be moved and is intended to be moved at that meeting and to circulate to Members entitled to have notice of any General Meeting sent to them any statement of not more than one thousand words with respect of the matter referred to in any proposed Resolution or the business to be dealt with at that meeting.

56. (a) The accidental omission to give notice to or the non-receipt of notice by any person entitled to receive notice shall not invalidate the proceedings at any General Meeting.

     (b) In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to or the non-receipt of such instrument of proxy by any person entitled to receive notice shall not invalidate the proceedings at the meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

57. All business shall be deemed special that is transacted at an Extraordinary General Meeting and all business that is transacted at an Annual General Meeting shall also be deemed special, with the exception of declaring dividends, the consideration of the accounts, balance sheets, certificates and the reports of the Directors and the Auditor, the election of Directors and the Auditor in the place of those retiring and the appointment and the fixing of the remuneration of the Directors and the Auditor.

58. (1) No business shall be transacted at any General Meeting unless a quorum is present when meeting proceeds to business. Save as in these Articles otherwise provided two Members present in person or by proxy and entitled to vote shall be a quorum for all purposes. A representative of a corporation authorised pursuant to Article 83 hereof and present at any meeting of the Company or at any meeting of any class of Members of the Company shall be deemed to be a Member for the purposes of counting towards a quorum.

     (2) If a Member is by any means in communication with one or other Members so that each Member participating in the communication can hear what is said by any other of them, each Member so participating in the communication shall be deemed to be present at a meeting with the other Members so participating.

59. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and place (being outside the United Kingdom) as the Board may determine and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the Members present in person or by proxy shall be a quorum.

60. The Chairman (if any) or, if absent, the Deputy Chairman (if any) of the Board of Directors, or failing him, some other Director nominated by the Directors, shall preside as Chairman at every General Meeting of the Company, but if at any meeting neither the Chairman nor Deputy Chairman be present within fifteen minutes after the time appointed for holding the meeting, or if neither of them be willing to act as Chairman, the Directors present shall choose some Director present to be Chairman or if no Director be present or if all the Directors present decline to take the chair, the Members present shall choose some Member present to be Chairman.

61. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place (being outside the United Kingdom), but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for fourteen days or more seven clear days' notice at the least specifying the place (being outside the United Kingdom), the day and the hour of the adjourned meeting shall be given as in the case of the original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

62. At any General Meeting a Resolution put to the vote of the Meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by the Chairman or by at least three Members having the right to vote at the meeting or by a Member or Members representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting or by a Member or Members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

63. Unless a poll is so demanded, a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

64. The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll. For the purposes of Article 62 a demand by a person as proxy for a Member shall be the same as a demand by the Member.

65. If a poll is duly demanded, it shall be taken in such manner and at such place as the Chairman may direct (including the use of a ballot or voting papers or tickets) and the result of a poll shall be deemed to be the Resolution of the meeting at which the poll was demanded. The Chairman may in the event of a poll appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

66. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

67. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the Chairman directs not being more than thirty days from the date of the meeting on which the poll has been demanded.

68. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question of which the poll has been demanded.

69. A demand for a poll may be withdrawn and no notice need to be given of a poll not taken immediately.

                                VOTES OF MEMBERS

70. Subject to any special rights, restrictions or prohibitions as to voting attached to any shares by or in accordance with these Articles, on a show of hands every Member who (being an individual) is present in person, or (being a corporation) is present by proxy or by a representative appointed in accordance with Article 83 not being himself a Member, shall have one vote and on a poll every Member who is present in person, by representative or by proxy shall have one vote for every share of which he is the holder.

71. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share.

72. A Member who has appointed Special and General Attorneys or a Member who is subject to a Curatelle and Curator appointed by the Royal Court or a Member of unsound mind in respect of whom an Order has been made by any court having jurisdiction in lunacy may vote, whether on a show of hands or on a poll, by his said Attorney, Curator, committee, receiver, curator bonis, or other person in the nature of a committee, receiver, curator bonis, appointed by such court, and such Attorney, Curator, committee, receiver, curator bonis, or other person may on a poll vote by proxy, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

73. No Member shall, unless the Board otherwise determine, be entitled to vote at any General Meeting, either personally or by proxy, or to exercise any privilege as a Member unless all calls or other sums presently payable by him in respect of shares in the Company of which he is holder or one of the joint holders have been paid.

74.       If:-

          (a) any objection shall be raised to the qualification of any voter; or

          (b) any votes have been counted which ought not to have been counted or which might have been rejected; or

          (c)       any votes are not counted which ought to have been counted the objection or error shall not vitiate the decision of the meeting on any resolution unless the same is raised or pointed out at the meeting or adjourned meeting at which they vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

75.       On a poll votes may be given either personally or by proxy.

76. On a poll a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

77. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

78. Any person (whether a Member of the Company or not) may be appointed to act as proxy. A Member may appoint more than one proxy to attend on the same occasion.

79. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be deposited at the Office or at such other place as is specified for that purpose in the notice of the meeting or in the instrument of proxy issued by the Company not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

80.       An instrument of proxy:-

          (a) shall, unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates;

          (b) may be in any common form or in such other form as the Board shall approve; and

          (c)       need not be witnessed.

81. The Board may at the expense of the Company send, by post or otherwise, to the Members instruments of proxy (with or without stamped envelopes for their return) for use at any General Meeting or at any meeting of any class of Members of the Company, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company such invitations shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy.

82. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

83. Any corporation which is a Member of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of any Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

                                    DIRECTORS

84.       Unless and until  otherwise  determined  by the  Company  by  Ordinary
          Resolution, the Directors shall not be less than three. No person shall be appointed as a Director if his appointment would cause or permit the number of Directors resident in the United Kingdom for the purposes of United Kingdom taxation to constitute a majority of the Directors.

85. A Director need not hold any shares in the Company to qualify him as a Director but he shall be entitled to receive notice of and attend at all General Meetings of the Company and at all separate general meetings of the holders of any class of shares in the capital of the Company.

86. The first Directors shall be determined in writing by the subscribers to the Memorandum of Association or the majority of them.

87. The Directors shall be paid by way of remuneration for their services such sum as shall be fixed by the Company in General Meeting. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in or with a view to the performance of their duties or in attending meetings of the Board or of Committees of the Directors or General Meetings of the Company.

88. Any Director who, by request of the Board, performs special services for any purpose of the Company may be paid such other remuneration by way of salary, percentage of profits, commission or otherwise as the Directors may determine.

89. (a) Each Director shall have the power by instrument in writing to nominate another Director or any other person to act as alternate
          Director in his place at any meeting of the Directors or of a Committee of the Directors at which he is unable to be present and at his discretion to remove such alternate Director.

     (b) An alternate Director shall be entitled to receive notice of meetings of the Board and to attend and if his appointor is absent from the meeting to vote at any such meeting and to perform thereat all the functions of his appointor. Any Director of the Company who is appointed an alternate Director shall be entitled to vote at a meeting of the Directors on behalf of the Director so appointing him as distinct from the vote to which he is entitled in his own capacity as a Director of the Company and shall also be considered as two Directors for the purpose of making a quorum of Directors when such quorum shall exceed two but no Director shall at any meeting be entitled to act as alternate Director for more than one other Director. If his appointor is for the time being unavailable for the appointee's signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. Save as aforesaid, an alternate

          Director shall not have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

     (c) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration, except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

     (d)  An  alternate  Director  shall  ipso  facto  cease to be an  alternate
          Director if his appointor ceases for any reason to be a Director, provided that if any Director retires by rotation or otherwise but is re-elected at the same Meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force.

90. (a) Every instrument appointing an alternate Director shall, as nearly as circumstances will admit, be in the following form or to the following effect:-

                  "LONDON PACIFIC GROUP LIMITED

          I,            a Director of the above named  Company,  in pursuance of
          the power in that behalf  contained in the Articles of  Association of
          the Company,  hereby nominate and appoint          of           to act
          as alternate Director in my place at any meeting of the Directors which I am unable to attend and to exercise and discharge all my duties as a Director of the Company.

                  As witness my hand this       day of            20    ."

     (b) The appointment and removal of an alternate Director shall take effect when lodged at or telexed or telecopied to the Office.

91. Subject as otherwise herein provided, the office of a Director shall be vacated in any of the following events namely:-


     (a) if he resigns his office by notice in writing under his hand given to the Company and sent to or left at the Office;

     (b) if he be declared en desastre or if he commits any act of bankruptcy or if he makes any arrangement or composition with his creditors generally;

     (c)  if he becomes of unsound mind;

     (d) if he is absent from meetings of the Board for six successive months without leave, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board resolves that by reason of such absence his office be vacated;

     (e) if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under provision of any law or enactment;

     (f) if he becomes resident in the United Kingdom and as a result thereof the number of Directors resident in the United Kingdom for the purposes of United Kingdom taxation would constitute a majority of the Directors;

     (g) if he requested by all the other Directors (not being less than two in number) to vacate office; and

     (h) if he is removed from office by an Ordinary Resolution of the Company in General Meeting(but without prejudice to any claim for damages for breach of any contract between the Director and the Company).

92. (a) A Director may hold any other office or place of profit under the Company or any Subsidiary (other than the office of Auditor) in conjunction with his office of Director on such terms as to tenure of office and otherwise as the Directors may determine.

     (b) No Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established, but the nature of his interest must be declared by him at the meeting of the Directors at which the question of entering into the contract of arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Directors held after he becomes so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Directors held after he becomes so interested: PROVIDED nevertheless that a Director shall not vote or be counted in the quorum in respect of any contract or arrangement in which he is materially interested otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company and if he shall do so his vote shall not be counted, but the aforesaid prohibition shall not apply to any contract or arrangement by a Director to guarantee or underwrite shares or debentures of the Company or any of its Subsidiaries, nor to any contract or resolution for giving to a Director any security or indemnity in respect of money lent by him or obligations undertaken by him for the benefit of the Company or any of its Subsidiaries, nor to any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefit scheme or employees share scheme (whether operated by the Company or any Subsidiary) under which he may benefit, nor to any contract or dealing with a corporation where the sole interest of a Director is that he is a director, member of creditor of such corporation, but is not the holder of or beneficially interested in one per cent or more of the issued shares of any class of such corporation or of any third corporation through which his interest is derived or of the voting rights available to members of the relevant Company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances) and the aforesaid prohibitions may at any time be suspended or relaxed to any extent, and either generally or in respect of any particular contract, arrangement or transaction by the Company in General Meeting by Ordinary Resolution. The Company in General Meeting may by Ordinary Resolution ratify any transaction not duly authorised by reason of any contravention of this paragraph
          (b). A general notice in writing given to the Directors by any Director to the effect that he is a member of any specified company or firm, and is to be regarded as interested in any contract which may thereafter be made with that company or firm, shall (if such Director shall give the same at a meeting of the Directors or shall take reasonable steps to secure that the same is brought up and read at the next meeting of the Directors after it is given) be deemed a sufficient declaration of interest in relation to any contract so made.

     (c) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under paragraph (b) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

     (d) If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting, and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

     (e) A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat any contract or arrangement in which he is materially interested is considered (other than in respect of his appointment to any office or place of profit under the Company), and he may vote thereat on all matters other than those in respect of which he is debarred from voting under (b) above.

     (f) Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

93. Any Director may continue to be or become a director, managing director, manager or other officer or member of any company promoted by the Company or in which the Company may be interested and no such Director shall be accountable for any remuneration or other benefits received by him as a director, managing director, manager, or other officer or member of any such other company. The Board may exercise the voting power conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other Company, in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, managers or other officers of such company, or voting or providing for the payment of remuneration to the directors, managing directors, managers or other officers of such company).

94. The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of and give or procure the giving of pensions, allowances, gratuities or bonuses to any persons who are or were at any time in the employment or service of the Company or of any company which is a Subsidiary of the Company or of the predecessors in business of the Company or any such Subsidiary or who are or were at any time Directors or officers of the Company or of any such other company or any such predecessors in business as aforesaid and holding any salaried employment or office therein and the relations, connections or dependants of any such persons and make payments for or towards the insurance of any such persons as aforesaid. Subject always to particulars with respect to the proposed payment being disclosed to the members of the Company and to the proposal being approved by the Company, any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                               POWERS OF DIRECTORS

95. The business of the Company shall be managed by the Board from outside the United States of America and the United Kingdom and it may exercise all such powers of the Company as are not by the Law or by these Articles required to be exercisable by the

          Company in General Meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Law and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by the Company in General Meeting, but no regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The General Powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

96. The Directors may establish any committee, local boards or agencies for managing any of the affairs of the Company PROVIDED THAT no such committee shall meet in the United Kingdom or consist of a majority of Directors who are resident in the United Kingdom for the purposes of United Kingdom taxation, nor shall any committee meeting be held at which any such majority is present (and, if any committee meeting is held in breach of this proviso, any decision reached or resolution passed thereat shall be invalid and of no effect). PROVIDED FURTHER THAT at least one half of the members of any such committee, local board or agency shall be Directors and no resolution of any such committee, local board or agency shall be effective unless a majority of the members thereof present at the relevant meeting were Directors or their duly appointed alternates. Subject as aforesaid, the Board may appoint any person to be members of such committee, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

97. (a) The Board may from time to time and at any time by power of attorney under the Seal appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the
          Directors, to be attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

     (b) The Board may subject to the provisions of the Law cause to be kept in any part of the world (being outside the Island of Jersey) in which the Company transacts business a branch register of Members resident in such part of the world and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

98. (a) Subject as hereinafter provided the Directors may exercise all the powers of the Company to borrow money and to mortgage charge create security interests in or pledge its undertaking, property and assets (including its uncalled capital) or any part thereof and to issue debentures and other securities, whether outright or as, collateral security, for any debt, liability or obligation of the Company its Subsidiaries or of any third party.

     (b) The Directors shall restrict the borrowing of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its Subsidiaries (if any) so as to secure (as regards Subsidiaries so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all moneys borrowed by the Group (inclusive of any fixed or minimum premium payable on final repayment but exclusive of intra-Group borrowing and also exclusive of any borrowings secured by deposits of cash or on back-to-back arrangements) shall not at any time except with the consent of the Company in General Meeting exceed an amount equal to twice the Share Capital and Consolidated Reserves, as hereinafter defined. For the purposes of the said limit the issue of loan capital and debentures shall be deemed to constitute borrowing, notwithstanding that the same may be issued in whole or in part for a consideration other than cash.

     (c) For the purpose of this Article "Share Capital and Consolidated Reserves" means at any material time the amount standing to the credit of the share capital account of the Company plus the aggregate amount standing to the credit of the capital and revenue reserves (including any share premium account or capital redemption reserve) all as shown in the audited balance sheet but adjusted as may be necessary and appropriate to take account of any increase in or reduction of the issued and paid-up share capital of the Company since the date of the audited balance sheet and any distribution (other than normal dividends paid out of profits earned since such date) in cash or specie made, recommended or declared from such reserves or profit and loss account since such date; excluding any sums set aside for taxation; deducting any amount attributable to minority interests; and after making such other adjustments (if any) as the Auditors may consider appropriate, including in particular adjustments to provide for the carrying into effect of the transaction for the purposes of or in connection with which the Share Capital and Consolidated Reserves require to be calculated. For the purposes of the foregoing, share capital allotted shall be treated as issued and share capital called up or payable at any fixed future date within the following nine calendar months shall be treated as already paid up; and if the Company proposes to issue any shares for cash and such issue has been underwritten then such shares shall be deemed to have been issued and the subscription monies (including any premium) payable in respect thereof, within the following nine calendar months shall be deemed to have been paid up.

          The certificate of the Auditor as to the amount of Share Capital and Consolidated Reserves at any time shall be conclusive and binding upon all concerned.

     (d) For the purpose of this Article monies borrowed shall be deemed to include:-

          (i) the outstanding amount of acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any company in the Group;

          (ii) the nominal amount of any issued share capital and principal amount of any monies borrowed the repayment whereof is guaranteed by any company in the Group except so far as either:

      (1) such share capital or the debt owing in respect of such monies is for the time being beneficially owned by any company in the Group, or

      (2) such borrowed monies are otherwise taken into account as monies borrowed by any company in the Group.

     (e) No such sanction as aforesaid shall be required to the borrowing of any sum of money intended to be applied to the repayment (with or without premium) of any monies then already borrowed and outstanding and so applied within sixty days of the borrowing thereof, notwithstanding that the same may result in such limit being exceeded.

     (f) No person dealing with the Company shall by reason of the foregoing provisions be concerned to see or enquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

99. The Company's bank account shall be kept with such bank or banks as the Board shall from time to time determine.

100. All cheques, promissory notes, drafts, bill of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by Resolution determine.

                    MANAGING DIRECTOR AND OTHER APPOINTMENTS

101. (a) The Board may from time to time appoint one or more of the Directors to the office of Managing Director or Joint Managing Director of the Company or to any other executive office in the management, administration or conduct of the business of the Company for such periods as the Board shall think fit, and the Board may also from time to time (subject to the provision of any agreement between him or them and the Company) remove him or them from office, and appoint another or others in his or their place or places.

     (b) The remuneration and other terms and conditions of appointment of a Director appointed to any office mentioned in paragraph (a) of this Article may from time to time (subject to the provisions of these Articles or of any agreement between him and the Company) be fixed by the Board, and may be made payable by a lump sum or by way of salary or commission on the dividends or profits or turnover of the Company, or of any other company in which the Company is interested, or other participation in any such profits or otherwise, or by any or all, or partly by one and partly by another or others of those modes and (subject as aforesaid) the remuneration so fixed shall be additional to the remuneration to which he shall be entitled as a Director.

102. (a) A Director appointed to the office of Managing Director or Joint Managing Director of the Company pursuant to Article 101 shall not, while he continues to hold such office, be subject to retirement by rotation, or be taken into account in determining the rotation of retirement of Directors, but (subject to the provisions of any agreement between him and the Company) he shall be subject to the same provisions as to resignation and removal as the other Directors of the Company.

     (b) A Director appointed to the office of Managing Director or Joint Managing Director of the Company pursuant to Article 101 shall ipso facto and immediately cease to be Managing Director or Joint Managing Director, as the case may be, if he shall cease to hold the office of Director from any cause but he shall not (unless any agreement between him and the Company shall otherwise provide) cease to hold his office as a Director by reason only of his ceasing to be Managing Director or Joint Managing Director of the Company, as the case may be.

     (c) A Director appointed to any office mentioned in Article 101 (save the office of Managing Director or Joint Managing Director of the Company) shall not (unless any agreement between him and the Company shall otherwise provide) cease to hold such office by reason only of his ceasing to be a Director, nor (subject to the provisions of any agreement as aforesaid) shall any Director be liable to vacate his office as a Director by reason only of his ceasing to hold any other office as aforesaid, the intent being that the tenure by any person of the office of Director and his tenure of any other office as aforesaid shall (subject to the provisions of any agreement as aforesaid) be distinct.

103. The Board may entrust to and confer upon any Director appointed to the office of Managing Director any of the powers exercisable by it, other than the power to make calls or forfeit shares, upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw or vary all or any part of such powers.

                 ROTATION, APPOINTMENT AND REMOVAL OF DIRECTORS

104. The Company may from time to time by Ordinary Resolution increase or reduce the minimum number of Directors and/or fix and from time to time increase or reduce a maximum number of Directors.

105. (a) At each Annual General Meeting of the Company one-third of the Directors for the time being (other than any Directors not subject to retirement by rotation) or, if their number is not three or a multiple of three, then the number nearest to but (except when less than three Directors are subject to retirement by rotation) not exceeding one-third, shall retire from office.

     (b) The Directors to retire in every year shall be those who are subject to retirement by rotation and who have been longest in office since their last election, but as between persons who became Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

     (c)  A retiring Director shall be eligible for re-election.

     (d) The Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto, and in default the retiring Director shall if offering himself for re-election be deemed to have been re-elected except in any of the following cases;

          (i) where at such meeting it is expressly resolved not to fill up such vacated office or a resolution for the re-election of such Director is put to the meeting and lost; or

          (ii) where such Director has given notice in writing to the Company that he is unwilling to be re-elected.

     (e) A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

     (f) No person other than a Director retiring at the meeting shall, unless recommended by the Board, be eligible for election to the office of Director at any General Meeting unless not less than seven nor more than twenty-eight days before the date appointed for the meeting there shall have been left at the Office notice in writing signed by a Member duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

     (g) The Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an additional Director. Any Director so appointed shall hold office only until the next following Annual General Meeting and shall then be eligible for re-appointment but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

106. The Company may by Ordinary Resolution remove any Director before the expiration of his period of office and may by Ordinary Resolution appoint another person in his stead.

                            PROCEEDINGS OF DIRECTORS

107. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. No meetings of the Directors shall be held in the United States of America or the United Kingdom and any decision reached or resolution passed by the Board at any meeting which is held in the United States of America or the United Kingdom shall be invalid and of no effect. Questions arising at any meeting shall be determined by a majority of votes. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. Every Director and alternate Director shall be entitled to receive from the Secretary notice of every meeting of the Directors and such notice may be given by post, telex or telecopier.

108. The quorum of Directors necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two provided that no meeting of the Directors shall be quorate for any purposes other than that specified in paragraph (g) of Article 105 if a majority of the Directors present consist of persons who are resident in the United Kingdom for the purposes of United Kingdom taxation and any decision reached or resolution passed at any meeting at which such a majority is present shall be invalid and of no effect and for the purposes of this Article the residence of any alternate Director (whether or not a Director of the Company) present shall be taken into account in deciding whether a meeting can be held and in ascertaining whether any decision reached or resolution passed is invalid and of no effect. A person (other than a Director) appointed by a Director to act as his alternate Director shall be counted in determining whether a quorum is present at any meeting at which he is present and his, appointor is not present. When the quorum of Directors necessary for the transaction of the business of the Board exceeds two, any Director of the Company who has been appointed as alternate Director by another member of the Board shall be considered as two Directors for the purpose of determining whether a quorum is present at any meeting at which he is present and his appointor is not present.

109. The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their body, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling up vacancies in their body or of summoning General Meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors.

110. The Board may from time to time elect a Director to be a Chairman and, if they think fit, a Deputy Chairman and determine the period for which they respectively are to hold office and remove them from office. The Chairman or, failing him, the Deputy Chairman shall preside at all meetings of the Directors, but if there be no Chairman or Deputy Chairman or if at any meeting the Chairman or Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

111. (1) A Resolution in writing signed by all the Directors for the time being shall be valid and effectual as a Resolution passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors and signature in the case of a body corporate which is a Director shall be sufficient if made by a Director thereof or its duly appointed attorney.

     (2) If a Director is by any means in communication with one or more other Directors so that each Director participating in the communication can hear what is said by any other of them, each Director so participating in the communication shall be deemed to be present at a meeting with the other Directors so participating.

112. A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board.

113. The Board may subject to the provisions of Article 96 delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board.

114. The meetings and proceedings of any such committee consisting of two or more members of the Board shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations made by the Board under the last preceding Article.

115. Subject to the requirements of these Articles as to the places of residence of Directors being observed acts done by any meeting of the Board or of a Committee of Directors or by any person acting as a Director shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office, or were not entitled to vote, be as valid as if every such person had duly been appointed and was qualified and had continued to be a Director and had been entitled to vote.

116.      The Board shall cause minutes to be made:-

          (a)       of all appointments of officers made by the Board;

          (b) of the names of the Directors present at each meeting of the Board and of any Committee of Directors;

          (c) of all resolutions and proceedings at all meetings of the Company and of the Board and of Committees of Directors.

          Any such minute, if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting, shall be evidence of the proceedings.

                                    SECRETARY

117. The Secretary shall be appointed by the Board. Anything by the Law or these Articles required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any Assistant or Deputy Secretary, or if there is no Assistant or Deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors. Provided that any provisions of the Law and these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

118.      No person shall be appointed or hold office as Secretary who is:-

          (a)       the sole Director of the Company, or

          (b) a corporation the sole Director of which is the sole Director of the Company.

                                  COMPANY SEALS

119. (a) The Board shall provide for the safe custody of the Seal and the Seal shall never be used except by the authority of a resolution of the Board or of a committee of Directors authorised by the Board in that behalf. The Board may from time to time make such regulations as they see fit (subject to the provisions of these Articles relating to Share Certificates) determining the persons and the number of such persons in whose presence the Seal shall be used and until otherwise so determined the Seal shall be affixed in the presence of two Directors, or of one Director and the Secretary, or of one Director and some other person duly authorised by the Board, who shall sign every instrument to which the Seal is affixed: Provided that the Board may either generally or in any particular case or cases resolve (subject to such restrictions as to the manner in which the Seal may be affixed as the Board may determine) that such signatures or any of them may be affixed to certificates for shares or debentures or representing any other form of security by some mechanical means other than autographic to be specified in such resolution or that such certificate need not be signed by any person.

     (b) The Board may by resolution adopt and authorise the use of a facsimile seal and further approve and authorise the use of such facsimile seal by affixation, printing or reproduction in any other manner for a specified purpose or purposes in conjunction with the signatures of two Directors or one Director and the Secretary (or Assistant Secretary) or of one Director and some other person duly authorised by the Directors, such signatures to be either manual or printed or reproduced in any other manner and such affixing printing or reproduction of the facsimile seal on any instrument on which its use has been authorised by the Board, such signatures to be either manual or printed or reproduced in any other manner and such affixing printing or reproduction of the facsimile seal on any instrument on which its use has been authorised by the Board accompanied by the manual printed or otherwise reproduced signatures of two Directors or of one Director and the Secretary (or Assistant Secretary) or of one Director and some other person duly authorised by the Board shall have the same meaning and effect as if the Seal had been affixed in the presence of two Directors or of one Director and the Secretary or of one Director and some other person duly authorised by the Board.

     (c) The Board may by resolution adopt and authorise the use of a branch seal for use in any territory district or place outside of Jersey which shall be a facsimile of the Seal with the addition on its face either of the words "Branch Seal" or of the name of the territory district or place where it is to be used and further may approve and authorise the use of such branch seal in conjunction with the signatures of two Directors or of one Director and the Secretary or of

          one Director and some other person duly authorised by the Board such signatures to be either manual or printed or reproduced in any other manner and the use of the branch seal or any instrument on which its use has been authorised by the Board shall have the same meaning and effect as if the Seal had been affixed in the presence of two Directors or of one Director and the Secretary or of one Director and some other person duly authorised by the Directors.

     (d) The Board may subject to the provisions of the Law by resolution adopt and authorise the use of a securities seal for affixing to certificates for Shares and Debentures and the use of such securities seal on any such certificates and otherwise in accordance with the provision of paragraph (a) of this Article 119 shall have the same meaning and effect as if the Seal had been affixed to such certificates in accordance with the provisions of the said paragraph
          (a).

                                  RECORD DATES

120. Notwithstanding any other provision of these Articles the Board may fix a date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time within six months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

                                    DIVIDENDS

121. The Company in General Meeting may declare dividends but no dividend shall exceed the amount recommended by the Board. No dividend shall be payable except in accordance with the Law and out of such funds as may be lawfully distributed as dividends, and no dividend shall be declared unless the amount available to be paid shall exceed the amount of any accumulated income losses carried forward from previous accounting periods of the Company.

122. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends, shall be declared and paid according to the amount paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the shares. Provided that if any share is issued on terms providing that it shall rank for dividend as from or after a particular date, such share shall rank for dividend accordingly.

123. The Board may if it thinks fit from time to time pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company. If at any time the Share Capital of the Company is divided into different classes the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board act bona fide they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights. The Board may also pay half-yearly, or at other suitable intervals to be settled by them, any dividend which may be payable at a fixed rate if they are of the opinion that the profits justify the payment.

124. The Board may deduct from any dividend or other monies payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

125. All unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. No dividend shall bear interest against the Company. The payment by the Board of any unclaimed dividend or other moneys payable on or in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof. Any dividend unclaimed after twelve years or more after the date of its declaration shall be forfeited and shall revert to the Company.

126. (a) Any dividend or other monies payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto and in the case of joint holders to that one whose name stands first on the Register in respect of their joint holding. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

     (b) If cheques or warrants representing payment of two or more consecutive declared dividends due to a Member have been, sent by post to that Member pursuant to paragraph (a) above and have been returned to the Company undelivered, or have been left uncashed, the Board may resolve in respect of any or all dividends declared thereafter to cease to send dividend cheques or warrants by post to that Member until such time as the Member claims them from the Company, and any dividend payments so retained by the Company shall be deemed to be unclaimed dividends and shall be treated and dealt with in accordance with
          Article 125.

127. If several persons are registered as joint holders of any share any one of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

128. A General Meeting declaring a dividend may on the recommendation of the Board direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company and the Board shall give effect to such Resolution and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient and in particular it may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of Members and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Board and generally may make such arrangements for the allotment, acceptance and sale of such specific assets, or any part thereof and otherwise as they think fit.

                                    RESERVES

129. The Board may before recommending any dividend (whether preferential or otherwise) set aside out of the profits of the Company such sums as it think proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company or of its Holding Company, if any) as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

                           CAPITALISATION OF RESERVES

130. The Company in General Meeting may on the recommendation of the Board resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and nor required for payment of dividend on any shares with a preferential right to dividend and accordingly that such sum be set free for distribution amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but applied in or towards paying up any amounts for the time being unpaid on any shares held by such Members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Members in the proportion as aforesaid or partly in one way and partly in the other and the Board shall give effect to such resolution: Provided that a share premium account and a capital redemption reserve may, for the purpose of this regulation, only be applied in the paying up of unissued shares to be issued to Members of the Company as fully paid bonus shares.

131. Whenever such resolution as aforesaid shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members.

                                    ACCOUNTS

132. The Directors shall cause accounting records to be kept which are sufficient to show and explain its transactions and are such as to:-

          (a)       disclose  with  reasonable   accuracy,   at  any  time,  the
                    financial  position  of the  Company at that  time;  and

          (b) enable the Directors to ensure that any accounts prepared by the Company comply with the requirements of the Law.

          The books of account shall be kept at the Office or at such other place as the Directors think fit and shall at all times be open to the inspection of the Directors and the Secretary.

133. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open to the inspection of Members, not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Law or as authorised by the Directors or by the Company in General Meeting.

134. (1) The Directors shall prepare accounts for the period ending on each Accounting Date and such accounts shall be prepared in accordance with generally accepted accounting principles and show a true and fair view of the profit or loss of the Company for the period and of the state of the Company's affairs at the end of the period and comply with any other requirements of the Law.

     (2) Accounts prepared in accordance with this Article shall be approved by the Directors, and signed on their behalf by one of them.

135. Subject to the provisions of the Law, within seven months from the period ending on an Accounting Date, the accounts for that period shall be laid before a General Meeting together with a copy of the Auditors' report (if any).

136. A copy of the accounts shall, ten days previously to the General Meeting before which they are to be laid, be circulated among the shareholders or shall otherwise be made available to shareholders in accordance with the Law.

                                      AUDIT

137. Subject to the provisions of the Law, the Company shall appoint an Auditor who shall examine the accounts of the Company and shall report thereon in accordance with the Law. In the event that an Auditor is so appointed he shall retire and face re-election and his re-election shall be determined at each Annual General Meeting subsequent to such appointment, subject to the following provisions:-

          (a) a Director or officer of the Company shall not be capable of being appointed the Auditor;

          (b) the Board may fill any casual vacancy in the office of Auditor and fix his or their remuneration, but while such vacancy continues, the surviving or continuing Auditor or Auditors (if any) may act;

          (c) the only persons qualified to act as Auditor shall be persons who qualify in accordance with the provisions of the Law.

          The Auditor if and when appointed shall report on the accounts in accordance with the Law and shall have the powers and duties which are specified in the Law.

                           AUTHENTICATION OF DOCUMENTS

138. (a) Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the officer of the company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid.

     (b) A document purporting to be a copy of a resolution of the Board of an extract from the minutes of a meeting of the Board which is certified as such in accordance with paragraph (a) of this Article shall be conclusive evidence in favour of all persons dealing with the Company on the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Board.

                                     NOTICES

139. Any notice or document may be served by the Company on any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his address appearing in the Register. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding and notices so given shall be sufficient notice to all the joint holders. Notices to be posted to addresses outside the Channel Islands, the United Kingdom and the continent of Europe shall so far as practicable be forwarded by prepaid air mail.

140. Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purpose for which such meeting was convened.

141. Any summons, notice, order or other document required to be sent to or served upon the Company, or upon any officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid letter, envelope or wrapper addressed to the Company or to such officer at the Office.

142. (a) Any notice or other document, if served by post, shall be deemed to have been served forty-eight hours after the time when the letter containing the same is posted and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted.

     (b) Any notice required to be given by the Company to the Members or any of them, and not otherwise provided for by or pursuant to these Articles, shall be sufficiently given if by advertisement which shall be inserted once in at least one leading daily newspaper published in London. Any notice given by advertisement shall be deemed to have been served before noon on the day on which the advertisement appears.

     (c) In reckoning the period for any notice given under these Articles the day on which notice is served, or deemed to be served, and the day for which such notice is given, shall be excluded.

143. Any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member be then dead or bankrupt and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the share and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP

144. If the Company shall be wound up the surplus assets remaining after payment of all creditors shall subject to the provisions of the Law be divided among the Members of the Company in proportion to the capital which at the commencement of the winding up is paid up, or ought to have been paid up, on the shares held by them respectively and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in the proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on shares held by them respectively. This Article is subject to the rights of any shares which may be issued with special rights or privileges.

145. If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, subject to the provisions of the Law and with the authority of a Special Resolution, divide among the Members in specie the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purposes set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trust for the benefit of Members as the liquidator, with the like authority, shall think fit and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any shares in respect of which there is a liability.

                          COMPROMISES AND ARRANGEMENTS

146. Where a compromise or arrangement is proposed between the Company and its Members or any class of them, the Board, or, if the Company is being wound up, the liquidator, may call General Meetings of the Members or a separate meeting of the class of Members and if a resolution (being, in the case of General Meetings of Members, a Special Resolution, or, in the case of a separate meeting of a class of Members a resolution passed by a majority of two-thirds of the votes cast at such meeting) is passed thereat approving the compromise or arrangement, the compromise or arrangement shall be binding on all the Members or call of Members, as the case may be, and also on the Company and, if the Company is in the course of being wound up, on the liquidator.

                                    INDEMNITY

147. (1) To the extent permitted by the Law, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court. No Director, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects, or defaults of any other Director, Secretary or officer or for joining in any receipt or other act for conformity unless he himself has been negligent or in wilful default of his duty.

     (2) The Company may purchase and maintain for any officer insurance against any liability.

                  REPRESENTATIVES FOR REAL AND PERSONAL ESTATE

148. Power and authority to represent the Company for the purchase or sale of real property will be vested in the Directors for the time being or in one of them designated by the Board or in their duly appointed
          Attorney. The Directors or one of them designated by the Board or their duly appointed Attorney will represent the Company in all legal and judicial transactions arising out of the real property of the Company.

149. One of the Directors of the Company for the time being or an Attorney duly appointed by the Board will represent the Company before all courts of Law with respect to all legal transactions other than those arising from the real property of the Company.